Exhibit 10(b)

ARCONIC INC.
LEGAL FEE REIMBURSEMENT PLAN

Arconic Inc. (the “Company”) hereby adopts, effective as of April 30, 2018, the Arconic Inc. Legal Fee Reimbursement Plan (this “Plan”). All capitalized terms used and not otherwise defined herein are defined in Section 1 hereof.
SECTION 1.DEFINITIONS. As hereinafter used:
1.1    “Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.
1.2    “Benefits Claim” shall have the meaning set forth in Section 2.1.
1.3    “Board” means (a) prior to a Change in Control, the Board of Directors of the Company, and (b) following a Change in Control, if the Company is not the ultimate parent corporation of the group that includes the Company and all of its Affiliates and is not publicly traded, the board of directors of the ultimate parent company of such group.
1.4    “Business Combination” shall have the meaning set forth in Section 1.4(c).
1.5    “Change in Control” means the occurrence of an event set forth in any one of the following paragraphs:
(a)    any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 1.4, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates or (iv) any acquisition pursuant to a transaction that complies with Sections 1.4(c)(i), 1.4(c)(ii) and 1.4(c)(iii);
(b)    individuals who, as of May 24, 2017, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 24, 2017 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered a member of the Incumbent Board unless and until such individual is elected to the Board at an annual meeting of the Company occurring after the date such individual initially assumed office, so long as such election occurs pursuant to a nomination approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, which nomination is not made pursuant to a Company contractual obligation;
(c)    consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 55% or more of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent securities), except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(d)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.
1.6    “Claim” shall have the meaning set forth in Section 2.1.
1.7    “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
1.8    “Committee” means the Benefits Management Committee, or any other committee of employees or directors of the Company that is designated by the Board prior to a Change in Control.
1.9    “Company” means Arconic Inc. or any successors thereto.
1.10    “Covered Plans” means the plans and agreements listed on Exhibit A hereto.
1.11    “Eligible Participant” means a current or former employee of the Company and its Affiliates (or any of their respective predecessors) who is a participant in a Covered Plan as of immediately prior to the effective time of a Change in Control.
1.12    “Entity” means any individual, entity, “person” (within the meaning of Section 3(a)(9) of the Exchange Act), or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than (a) an employee plan of the Company or any of its Affiliates, (b) any Affiliate of the Company, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company.
1.13    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
1.14    “Incumbent Board” shall have the meaning set forth in Section 1.4(b).
1.15    “Outstanding Company Common Stock” shall have the meaning set forth in Section 1.4(a).
1.16    “Outstanding Company Voting Securities” shall have the meaning set forth in Section 1.4(a).
1.17    “Person” shall have the meaning set forth in Section 1.4(a).

1.18    “Subsidiary” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.
SECTION 2.BENEFITS.
2.1    Right of Expense Payment. Following a Change in Control, any Eligible Participant may submit to the Company one or more claims under this Plan (each, a “Claim”) for payment of legal fees and documented out-of-pocket expenses actually and reasonably incurred by such Eligible Participant after the Change in Control in seeking in good faith to enforce any right to payments or benefits that have become due to such Eligible Participant under a Covered Plan and have not been timely paid or provided (“Benefits Claim”). Subject to the terms and conditions of this Plan, including without limitation Section 2.2, each Claim shall be paid by the Company in accordance with Section 2.3. For the avoidance of doubt, this Section 2.1 shall have no application unless and until a Change in Control occurs.
2.2    Procedural Requirements. Payment by the Company of an Eligible Participant’s Claim shall be subject to the following conditions:
(a)     prior to initiating any legal or arbitration proceeding seeking to obtain or enforce any benefit or right provided to such Eligible Participant by a Covered Plan:
(i)    either: (A) with respect to any Covered Plan that contains an administrative claims procedure, the Eligible Participant has exhausted such procedure and has received a final, unappealable determination from the Company under such Covered Plan denying such Eligible Participant a right or benefit; or (B) with respect to any Covered Plan that does not contain an administrative claims procedure, the Eligible Participant has provided a written notice to the Company, setting out in reasonable detail the Eligible Participant’s claim to a right or benefit under a Covered Plan and the Company has not, within 30 days following receipt of the written notice described in Section 2.2(b), provided, or indicated in writing its willingness to provide, the applicable right or benefit; and
(ii)    the Eligible Participant has applied in writing for, and received, a determination from, the Committee (which determination shall be given within 30 days following receipt of the Eligible Participant’s written application) that the Eligible Participant’s Benefits Claim is reasonable or being advanced by the Eligible Participant in good faith; provided however, that, if the Committee determines that such Benefits Claim is unreasonable or being advanced in bad faith, and the Eligible Participant nonetheless initiates a legal or arbitration proceeding and the Eligible Participant is determined (by judicial or arbitrator order) to be entitled to a majority of the dollar amount of the Benefits Claim, then the Eligible Participant, upon delivering evidence of such determination to the Committee, will be treated as having satisfied the requirement of this Section 2.2(a)(ii); and
(b)    any legal or arbitration proceeding brought by the Eligible Participant in seeking to obtain or enforce any benefit or right under a Covered Plan complies with any forum selection, arbitration, or other provision of the Covered Plan with respect to the manner in which such a proceeding may be brought.
2.3    Payment Terms. Subject to satisfaction of the conditions set forth in Section 2.2, the Company shall pay each Claim within 14 business days after delivery of the Eligible Participant’s written request for payment accompanied with such evidence of fees and documented out-of-pocket expenses actually and reasonably incurred and covered by such Claim, and such evidence of satisfaction of the requirements of Section 2.2, as the Company reasonably may require. Payment of legal fees shall be limited to hours billed by legal counsel using standard hourly rates, and no payment shall be made in respect of contingent or other non-hourly fees. In order to comply with Section 409A of the Code, in no event shall the payment by the Company of a Claim be made later than the end of the calendar year next following the calendar year in which the fees and expenses covered by such Claim were incurred, provided, that the Eligible Participant shall have submitted the written request for payment contemplated by this Section 2.3 at least 14 business days before the end of the calendar year next following the calendar year in which such fees and expenses were incurred. The amount of such legal fees and expenses that the Company is obligated to pay in any given calendar year shall not affect the amount of legal fees and expenses that the Company is obligated to pay in any other calendar year, and the Eligible Participant’s right to have the Company pay such legal fees and expenses may not be liquidated or exchanged for any other benefit.
2.4    Recoupment. An Eligible Participant who has received payment of a Claim under this Plan shall be required to repay the full amount received by such Eligible Participant in respect of such Claim to the Company if a court issues a final, unappealable judgment setting forth a determination that the Benefits Claim made by the Eligible Participant was unreasonable or advanced in bad faith. Repayment shall be made within 30 days following the Company’s delivery of a written notice demanding payment which includes a copy of the judgment referenced in the preceding sentence.
2.5    Withholding. The Company shall be entitled to withhold from amounts to be paid to any Eligible Participant hereunder any federal, state or local withholding or other taxes or charges (or foreign equivalents of such taxes or charges) which it is from time to time required to withhold under applicable law or regulation.
2.6    Status of Plan Payments. No payments or benefits pursuant to this Plan shall constitute “compensation” (or any similar term) under any employee benefit plan sponsored or maintained by the Company or any of its Affiliates.
SECTION 3.PLAN ADMINISTRATION.
3.1    Plan Administration. The Committee shall administer the Plan and, prior to a Change in Control:
(a)    the Committee may interpret and construe the terms of the Plan, prescribe, amend and rescind rules and regulations under the Plan and make all other determinations necessary or advisable for the administration of the Plan, subject to all of the provisions of the Plan;
(b)    any determination by the Committee shall be final and binding with respect to the subject matter thereof on all Eligible Participants and all other persons; and
(c)    the Committee may delegate any of its duties hereunder to such person or persons from time to time as it may designate.
Notwithstanding anything in the Plan to the contrary, after a Change in Control, neither the Committee nor any other person shall have discretionary authority in the administration of the Plan, and any court or tribunal that adjudicates any dispute, controversy, or claim in connection with benefits under Section 2 will apply a de novo standard of review to any determinations made by the Committee or the Company. Such de novo standard shall apply notwithstanding the grant of full discretion hereunder to the Committee or any person or characterization of any decision by the Committee or by such person as final, binding or conclusive on any party.
3.2    Plan Modification or Termination. The Plan may be amended or terminated by the Board at any time; provided, however, that the Plan may not be terminated, or amended in any manner that adversely affects any Eligible Participant’s rights under this Plan, (i) following a Change in Control, or (ii) in anticipation of a specific contemplated Change in Control.
SECTION 4.GENERAL PROVISIONS.
4.1    Non-Assignment. Except as otherwise provided herein or by law, no right or interest of any Eligible Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge or in any manner. No attempted assignment or transfer of any such right or interest shall be effective, and no right or interest of any Eligible Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Eligible Participant. The Plan shall inure to the benefit of, and be binding upon, the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform the obligations set forth in the Plan in the same manner and to the same extent as the Company would be required to do so.

4.2    No Modification of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as amending any Covered Plan or as giving any Eligible Participant the right to be retained in the service of the Company, and all Eligible Participants shall remain subject to discharge to the same extent as if the Plan had never been adopted.
4.3    Severability; Captions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
4.4    Unfunded Plan. The Plan shall not be funded. No Eligible Participant shall have any right to, or interest in, any assets of the Company which may be applied by the Company to the payment of benefits or other rights under this Plan.
4.5    Notice and Communications. Any notice or other communication required or permitted pursuant to the terms hereof shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States certified mail, return receipt requested, or by overnight courier, postage prepaid, to the Company at its corporate headquarters address, to the attention of the Chief Legal Officer of the Company, or to the Eligible Participant at the Eligible Participant’s most recent home address reflected on the books and records of the Company.
4.6    Governing Law. This Plan shall be construed and enforced according to the laws of the State of New York, without regard to its principles of conflicts of law.
4.7    Section 409A. The obligations under this Plan are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and shall in all respects be administered in accordance with Section 409A of the Code. Each payment of compensation under this Plan shall be treated as a separate payment of compensation for purposes of applying Section 409A of the Code. In no event may an Eligible Participant, directly or indirectly, designate the calendar year of any payment under this Plan.
[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has caused this Plan to be effective as of the date first set forth above.

ARCONIC INC.

By: ___/s/ Katherine H. Ramundo____________
Name: Katherine H. Ramundo
Title: Executive Vice President, Chief Legal
Officer and Secretary

Exhibit A
Covered Plans
Deferral Plans

•	Arconic Deferred Compensation Plan, as amended and restated

•	Arconic Deferred Fee Estate Enhancement Plan for Directors

•	Arconic Deferred Fee Plan for Directors

•	Amended and Restated Deferred Fee Plan for Directors

•	Arconic Fee Continuation Plan for Non-Employee Directors, as amended

•	Pechiney Corporation Deferred Compensation Plan, as amended

Non-qualified Pension Plans

•	Arconic Employees’ Excess Benefits Plan A, as amended and restated

•	Arconic Employees’ Excess Benefits Plan B, as amended and restated

•	Arconic Employees’ Excess Benefits Plan C, as amended and restated

•	Arconic Supplemental Pension Plan for Senior Executives, as amended and restated

•	Arconic Global Pension Plan

•	Alumax LLC Excess Benefit Plan, as amended and restated

•	Howmet Corporation Retirement Income Makeup Plan “B”, as amended and restated

•	Howmet Corporation Supplemental Executive Retirement Plan, as amended and restated

•	Huck International Inc. Excess Benefit Plan for Selected Employees, as amended and restated

Death Benefits

•	Arconic Executive Death Benefit Program, as amended

•	Arconic Executive Life Insurance Plan, as amended

•	Arconic Executive Permanent Life Insurance Plan, as amended

•	Alumax Executive Post Retirement Life Program, as amended

•	Alumax Split Dollar Life Insurance Plan, as amended

•	Reynolds Metals Company of Arconic Split Dollar Life Insurance Plan, as amended

Certain Individual Pension and Retirement Benefit Agreements

The individual pension and retirement benefit agreements with the individuals set forth on the list maintained by the Company for purposes of this Plan.